Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE

April 26, 2018

GULF ISLAND'S SHAREHOLDERS OVERWHELMINGLY SUPPORT REELECTION
OF THE BOARD’S NOMINEES AT 2018 ANNUAL MEETING OF SHAREHOLDERS

HOUSTON, TX - Gulf Island Fabrication, Inc. (“Gulf Island” or the “Company”) (NASDAQ: GIFI) announced today that both of its Class III directors, Kirk J. Meche, Gulf Island’s President and Chief Executive Officer, and Michael J. Keeffe, were reelected at the Company’s 2018 annual meeting of shareholders, held yesterday.

According to the final results, over 90% and 85% of the votes cast by shareholders were in favor of Messrs. Meche’s and Keeffe’s reelection, respectively.

In response to the annual meeting results, Jack Laborde, Chairman of the Board of Directors, made the following statement:

“We sincerely thank our shareholders for their overwhelming support of our directors’ reelection. We also greatly appreciate the constructive dialogue we have had with many of our shareholders over the past several weeks leading up to the annual meeting. The annual meeting comes on the heels of the Company’s successful sale of its Texas South Yard, a capital infusion that is timely as we continue our strategic repositioning from offshore oil and gas markets to more diversified markets and customers. Kirk and Mike have played a pivotal role in the Company’s significant progress to date, which is reflected in the strong showing of support by shareholders for their reelection. We look forward to their continued service on our Board as we continue to execute on our strategy to maximize long-term value for all of our shareholders."

"As part of our ongoing efforts to reduce costs across the Company and demonstrate the Board’s and management’s commitment to Gulf Island’s success, the Board has approved the following actions:

•	reduce by 10% the cash compensation of each of the Company’s directors and reduce by 5% the cash compensation of each of the named executive officers;

•	implementation of an enterprise risk management process led by advisors and management;

•	increase the stock ownership guidelines for directors from 5,000 shares to 15,000 shares; and

•	continue to assess and identify any opportunities to meaningfully enhance the Board’s collective skillset through Board refreshment.”

In other business conducted at the meeting, Gulf Island’s shareholders overwhelmingly approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement (the “say on pay vote”), as well as the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

About Gulf Island:
Gulf Island Fabrication, Inc. is a leading fabricator of complex steel structures and marine vessels used in energy extraction and production, petrochemical and industrial facilities, power generation, alternative energy projects and shipping and marine transportation operations. The Company also provides related installation, hookup, commissioning, repair and maintenance services with specialized crews and integrated project management capabilities. For more information, please visit our website at www.gulfisland.com.

Company Information:    Investor Relations:
Kirk J. Meche    David S. Schorlemer
Chief Executive Officer    Chief Financial Officer
713-714-6100    713-714-6106

Cautionary Statement:

This press release contains forward-looking statements. Forward-looking statements are all statements other than statements of historical facts, such as projections or expectations relating to such topics as oil and gas prices, operating cash flows, capital expenditures, liquidity and tax rates. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

We caution readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause our actual results to differ materially from those anticipated in the forward-looking statements include the cyclical nature of the oil and gas industry, changes in backlog estimates, suspension or termination of projects, timing and award of new contracts, financial ability and credit worthiness of our customers, consolidation of our customers, competitive pricing and cost overruns, entry into new lines of business, ability to raise additional capital, ability to sell certain assets, receipt of additional insurance proceeds, advancement on the SeaOne Project, ability to resolve disputes with a customer relating to the contracts to build MPSVs, ability to remain in compliance with our covenants contained in our credit agreement, ability to employ skilled workers, operating dangers and limits on insurance coverage, weather conditions, competition, customer disputes, adjustment to previously reported profits under percentage-of-completion method, loss of key personnel, compliance with regulatory and environmental laws, ability to utilize navigation canals, performance of subcontractors, systems and information technology interruption or failure and data security breaches and other factors described in more detail in “Risk Factors” in Item 1A of our annual report on Form 10-K for the year ended December 31, 2017, as updated by our subsequent filing with the U.S. Securities and Exchange Commission.

Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the forward-looking statements are made, which we cannot control. Further, we may make changes to our business plans that could affect our results. We caution investors that we do not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes, and we undertake no obligation to update any forward-looking statements.